UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):June 15, 2011

SONORA RESOURCES CORP.
 (Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11
Rinconada de los Pirules,
Guadalupe, Zacatecas
Mexico, 98619
 (Address of principal executive office)

702.509.5049
(Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On June 15, 2011, Sonora Resources Corp., a Nevada corporation (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Mark E. Scott, whereby Mr. Scott will serve as Chief Financial Officer of the Company.  Concurrently with the Company’s entrance into the Agreement, the Company entered into a Restricted Stock Award Agreement with Mr. Scott (the “RSA”).  Pursuant to the Agreement and in connection with his service as Chief Financial Officer of the Company, Mr. Scott will receive: (i) US $4,000 cash per month and (ii) shares of Company common stock equaling US $3,000 per month calculated on a monthly basis, such shares to be vested and issued quarterly (the “Shares”).  In accordance with the RSA, the determination of the number of Shares issuable to Mr. Scott is determined by dividing US $3,000 by the average bid and ask price of the Company’s common stock as reported by Bloomberg beginning June 15, 2011 and on the last day of each following month thereafter (each a “Determination Date”).  If a Determination Date falls on a date on which the Company’s common stock is not reported by Bloomberg, the Determination Date shall be the next reportable trading day.

The material terms and conditions of Mr. Scott’s appointment as Chief Financial Officer are more fully reported and detailed under Item 5.02 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the Agreement and the RSA filed as Exhibits 10.1 and 10.2, respectively, and attached hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. Juan Miguel Ríos Gutiérrez

Effective June 15, 2011, Mr. Juan Miguel Ríos Gutiérrez resigned as the Chief Financial Officer of the Company.  Mr. Gutierrez will remain a member of the Company’s Board of Directors (“Board”) and as the Company’s Chief Executive Officer, President and Secretary.

Officer Appointment - Mr. Mark E. Scott

Effective upon Mr. Gutierrez’s resignation, the Board appointed Mr. Mark E. Scott to serve as the Company’s Chief Financial Officer.  Mr. Scott’s professional history is noted below.

Other than as noted above, there is no arrangement or understanding pursuant to which Mr. Scott was appointed as Chief Financial Officer of the Company.  Mr. Scott has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Scott’s Professional History

Mr. Scott has significant financial, capital market and related experience in public microcap companies.  Mr. Scott currently serves as the Chief Financial Officer and Secretary of WestMountain Index Advisor, Inc. (OTCBB: WMTN), positions he has held since April 2011.  From December 2010 to April 2011, Mr. Scott was engaged by WestMountain Index Advisor, Inc. as a consultant.  In addition, Mr. Scott currently serves as Chief Financial Officer, Secretary and Treasurer of Visualant, Inc. (OTCBB: VSUL), positions he has held since May 2010.

Mr. Scott continues to serve as Chief Financial Officer of IA Global, Inc. (OTCBB: IAGI), a position he has held since October 2003. He was formerly a member of the Board of Directors of IA Global, Inc.  Previously, he held executive financial positions with Digital Lightwave, Inc. (2002 to 2003); Network Access Solutions Corp. (2001 to 2002); and Teltronics, Inc. (1997 to 2001).  He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. As a member of the National Association of Corporate Directors, Mr. Scott is a certified corporate director.  Mr. Scott is also a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

SECTION 7 – REGULATION FD

Item 7.01.  Regulation FD Disclosure

On June 16, 2011, the Company issued a press release announcing Mr. Scott’s appointment as Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit Description

10.1	Consulting Agreement dated June 15, 2011.

10.2	Restricted Stock Award Agreement dated June 15, 2011.

99.1	Press Release dated June 16, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Dated: June 16, 2011	By:	/s/ Juan Miguel Ríos Gutiérrez

Juan Miguel Ríos Gutiérrez President, Chief Executive Officer and Director